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                                                                  Exhibit (d)(2)


                   MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED
                   SHARE(S) OF BENEFICIAL INTEREST, SERIES T

Number
U                                NO PAR VALUE
                     $25,000 Liquidation Preference per Share

                  THIS CERTIFICATE IS TRANSFERABLE
                    IN BOSTON OR IN NEW YORK CITY          CUSIP
                                                           SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS
                     COLONIAL HIGH INCOME MUNICIPAL TRUST
                              SHARE CERTIFICATE

        S        P        E        C        I        M        E        N

THIS
CERTIFIES
THAT                Cede & Co.


IS THE
OWNER OF            *Two Thousand Four Hundred* (2,400)

FULLY PAID AND NON-ASSESSABLE MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST, SERIES T, NO PAR VALUE, $25,000 LIQUIDATION
                        PREFERENCE PER SHARE, OF


Colonial High Income Municipal Trust, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of January 9, 1989, establishing Colonial High Income Municipal Trust, and all amendments thereto, copies of which are on file with the Secretary of the Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated By-Laws of Colonial High Income Municipal Trust, copies of which are on file with the Secretary of the Trust. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are only transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Trust as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Trust. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:
Countersigned and Registered:



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BANKERS TRUST COMPANY
                           (Boston, Massachusetts)   Transfer Agent
                                                     and Registrar
BY

Authorized Signature.     TREASURER        PRESIDENT

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.
Abbreviations in addition to those appearing below, may be used.

Abbreviation      Equivalent            Abbreviation       Equivalent
------------      ----------            ------------       ----------
JT TEN           As joint tenants,      TEN IN COM         As tenants in common
                 with right of          TEN BY ENT         As tenants by the
                 survivorship and                            entireties
                 not as tenants         UNIF TRANSFERS     Uniform Transfers to
                 in common              MIN ACT              Minors Act

Abbreviation      Equivalent            Abbreviation       Equivalent
------------      -----------           ------------       -----------
ADM               Administrator(s)      FDN                Foundation
                  Administratrix        PL                 Public Law
AGMT              Agreement             TR                 (As) trustees(s),
                                                           for, of
CUST              Custodian for         UA                 Under Agreement
EST               Estate, Of estate of  UW                 Under will of, Of
                                                             will of,
EX                Executor(s), Executrix                   Under last will &
FBO               For the benefit of                        Testament

 Additional  abbreviations  may also be used  though  not in the above list.
 ---------------------------------------------------------------------------
                                              TRANSFER FORM

FOR VALUE RECEIVED, _________________________________ hereby sell,
assign and transfer unto          (I/We)

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
-------------------------------------------

-------------------------------------------

------------------------------------------------------------------
Please print or typewrite name and address (including postal zip code of assignee)

___________________________________________________________________Shares
represented by this Certificate and do hereby irrevocably constitute and appoint

_____________________________________________________________________Attorney,
to transfer said shares on the books of the Trust with full


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power of substitution in the premises.

Dated:

SIGNATURE GUARANTEED BY       Signature(s)_________________________________
                                      (The signature to this assignment must
                                       correspond with the name as
                                       written upon the face of this
                                       Certificate in every
                                       particular, without alteration or
                                       enlargement or any change
                                       whatsoever. If more than one owner,
                                       all must sign.)

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(Signature  must be guaranteed  by a commercial  bank or trust company or member firm of any national stock exchange.)

                                IMPORTANT NOTICE:

     When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

     Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.